Exhibit 23.4

Tel: 248-362-2100 Fax: 248-362-4459 www.bdo.com	BDO 2600 W Big Beaver Rd #600 Troy, MI 48084 USA

Consent of Independent Registered Public Accounting Firm

Bluerock Residential Growth REIT, Inc.

New York, NY 10105

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated February 26, 2019, relating to the consolidated financial statements and financial statement schedule of Bluerock Residential Growth REIT, Inc. for the year ended December 31, 2018 appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.

/s/ BDO USA, LLP

Troy, Michigan

November 17, 2021